Infinity Property and Casualty Reports Earnings for the Fourth Quarter of 2017

Birmingham, Alabama – February 13, 2018 – Infinity Property and Casualty Corporation (NASDAQ: IPCC) today reported results for the three and twelve months ended December 31, 2017:

	Three months ended December 31,				Twelve months ended December 31,
(in millions, except per share amounts and ratios)	2017	2016	Change		2017	2016	Change

Gross written premium (1)(2)	$340.6	$329.1	3.5%		$1,397.3	$1,401.4	(0.3%)
Revenues	$382.6	$415.3	(7.9%)		$1,518.0	$1,538.7	(1.3%)

Net earnings	$14.7	$21.6	(31.9%)		$45.4	$43.1	5.3%
Net earnings per diluted share	$1.34	$1.95	(31.3%)		$4.10	$3.88	5.7%

Net earnings excluding realized gains (2)	$14.5	$20.4	(28.6%)		$43.9	$41.0	7.1%
Net earnings excluding realized gains per diluted share (2)	$1.32	$1.84	(28.3%)		$3.97	$3.70	7.3%

Underwriting income (2)	$34.2	$25.7	33.1%		$66.1	$46.1	43.4%
Combined ratio	90.1%	93.1%	(3.0	) pts	95.2%	96.7%	(1.5	) pts

Return on equity (3)	8.2%	12.3%	(4.1	) pts	6.4%	6.2%	0.2	pt
Return on equity excluding realized gains (2)(3)	8.1%	11.6%	(3.5	) pts	6.2%	5.9%	0.3	pt

Book value per share					$65.87	$63.31	4.0%
Debt to total capital					27.6%	28.2%	(0.6	) pt
Debt to tangible capital (2)					29.9%	30.6%	(0.7	) pt

(1)
Infinity's policy is to close the claims and policy systems on the last Friday of the month, resulting in a 14-week quarter during the three months ended December 31, 2016. Excluding the extra week from 2016, gross written premium in 2017 would have increased 9.5% during the quarter and 1.0% for the year.

(2)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.

(3)	Annualized

Columns throughout may not foot due to rounding.

Net earnings per diluted share decreased 31.3% during the fourth quarter of 2017 compared with the fourth quarter of 2016 primarily due to a $10.2 million net deferred tax asset write-off resulting from the Tax Cuts and Jobs Act of 2017. Excluding the impact of the tax reform, net earnings increased $3.3 million or 15.2%.
Gross written premium increased 3.5% during the fourth quarter of 2017 compared with the same period in 2016 driven by new business growth in California and renewal business policy growth and higher average premiums in Texas. Excluding the extra week of premium in 2016, gross written premium increased by 9.5% in the quarter.
Net earnings per diluted share increased 5.7% during the twelve months ended December 31, 2017, compared with the same period in 2016 due to an increase in underwriting income of $20.0 million or 43.4% driven by a decrease in the accident year combined ratio from 98.4% at December 31, 2016, to 96.5% at December 31, 2017.

Losses from catastrophes totaled $17.4 million during 2017, compared with $6.9 million in 2016.

Share and Debt Repurchase Program
During the fourth quarter of 2017, Infinity repurchased 48,700 shares at an average price, excluding commissions, of $94.21.
Forward-Looking Statements
This press release contains certain “forward-looking statements” which anticipate results based on estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.
The primary events or circumstances that could cause actual results to differ materially from what we expect include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), loss cost trends and competitive conditions in our key states. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues:
Earned premium	$345.9	$372.6	$1,371.3	$1,391.7
Installment and other fee income	26.3	30.2	105.8	107.4
Net investment income	9.8	10.4	37.3	35.5
Net realized gains on investments (1)	0.3	1.9	2.2	3.1
Other income	0.4	0.3	1.4	1.0
Total revenues	382.6	415.3	1,518.0	1,538.7

Costs and Expenses:
Losses and loss adjustment expenses (2)	246.2	287.1	1,053.7	1,096.8
Commissions and other underwriting expenses	91.8	90.0	357.3	356.1
Interest expense	3.5	3.5	14.0	14.0
Corporate general and administrative expenses	2.9	2.4	9.8	7.9
Other expenses	0.8	0.3	2.5	1.7
Total costs and expenses	345.2	383.2	1,437.3	1,476.6

Earnings before income taxes	37.4	32.1	80.7	62.1
Provision for income taxes	22.7	10.5	35.3	19.0
Net Earnings	$14.7	$21.6	$45.4	$43.1

Net Earnings per Common Share:
Basic	$1.35	$1.96	$4.13	$3.91
Diluted	$1.34	$1.95	$4.10	$3.88

Average Number of Common Shares:
Basic	10.9	11.0	11.0	11.0
Diluted	11.0	11.1	11.1	11.1

Cash Dividends per Common Share	$0.58	$0.52	$2.32	$2.08
Notes:
(1) Net realized gains on sales	$3.3	$1.9	$5.3	$3.5
Total other-than-temporary impairment (OTTI) losses (3)	(2.8)	(0.1)	(2.9)	(0.4)
Non-credit portion in other comprehensive income	0.0	—	0.1	—
OTTI losses reclassified from other comprehensive income	(0.3)	—	(0.3)	—
Net impairment losses recognized in earnings	(3.1)	(0.1)	(3.1)	(0.4)
Total net realized gains on investments	$0.3	$1.9	$2.2	$3.1
(2) Losses and loss adjustment expenses for the three and twelve months ended December 31, 2017, includes $1.3 million and $18.5 million of favorable development on prior accident year loss and loss adjustment expense reserves, respectively. Losses and loss adjustment expenses for the three and twelve months ended December 31, 2016, includes $5.4 million and $24.0 million of favorable development on prior accident year loss and loss adjustment expense reserves, respectively.

(3) Of the $3.1 million impairments recorded during 2017, $3.0 million were recorded during the fourth quarter as a result of our upcoming transition to a new investment policy statement and the related repositioning of our portfolio. These securities, impaired as we have an intent to sell, are expected to be sold between February and May 2018. We also intend to sell other securities that are currently in unrealized gain positions. The overall impact to the portfolio based on current market values, after security sales during the first and second quarters of 2018, is expected to be immaterial. The actual impact could be different as market values fluctuate over the transition period.

Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

	December 31,	September 30,	December 31,
	2017	2017	2016
	(unaudited)	(unaudited)	(audited)
Assets:
Investments:
Fixed maturities, at fair value	$1,441.1	$1,448.7	$1,390.2
Equity securities, at fair value	96.0	100.0	90.6
Short-term investments, at fair value	2.5	2.6	2.9
Total investments	1,539.7	1,551.3	1,483.7
Cash and cash equivalents	107.6	102.4	92.8
Accrued investment income	13.1	12.4	12.5
Agents’ balances and premium receivable	508.1	509.2	495.2
Property and equipment (net of depreciation)	82.5	84.5	96.2
Prepaid reinsurance premium	1.0	3.0	3.4
Recoverables from reinsurers	30.3	36.4	17.3
Deferred policy acquisition costs	88.3	91.4	91.1
Current and deferred income taxes	9.4	20.1	21.6
Receivable for securities sold	1.7	2.0	0.8
Other assets	16.6	20.0	12.8
Goodwill	75.3	75.3	75.3
Total assets	$2,473.4	$2,507.9	$2,402.6

Liabilities and Shareholders’ Equity:
Liabilities:
Unpaid losses and loss adjustment expenses	$715.1	$729.3	$685.5
Unearned premium	627.6	637.5	614.3
Long-term debt	273.8	273.8	273.6
Commissions payable	16.7	15.0	16.2
Payable for securities purchased	5.6	10.2	13.9
Other liabilities	114.3	123.5	99.9
Total liabilities	1,753.1	1,789.3	1,703.4

Shareholders’ Equity:
Common stock	21.9	21.9	21.8
Additional paid-in capital	383.6	381.9	378.7
Retained earnings (1)	797.5	789.2	777.7
Accumulated other comprehensive income, net of tax	19.8	23.5	7.9
Treasury stock, at cost (2)	(502.5)	(497.9)	(487.0)
Total shareholders’ equity	720.3	718.6	699.2
Total liabilities and shareholders’ equity	$2,473.4	$2,507.9	$2,402.6

Shares outstanding	10.9	11.0	11.0
Book value per share	$65.87	$65.52	$63.31
Notes:

(1)
The change in retained earnings from September 30, 2017, is a result of net income of $14.7 million less shareholder dividends of $6.3 million. The change in retained earnings from December 31, 2016, is a result of net income of $45.4 million less shareholder dividends of $25.5 million.

(2)
Infinity repurchased 48,700 common shares during the fourth quarter of 2017 at an average per share price, excluding commissions, of $94.21. Infinity repurchased 133,306 common shares during the twelve months ended December 31, 2017, at an average price, excluding commissions, of $92.54.

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Three months ended December 31,
	2017	2016
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$14.7	$21.6
Adjustments:
Depreciation	4.0	4.2
Amortization	5.0	3.9
Net realized gains on investments	(0.3)	(1.9)
Loss on disposal of property and equipment	0.1	0.0
Share-based compensation expense	1.6	0.9
Activity related to rabbi trust	0.0	(0.0)
Change in accrued investment income	(0.7)	(1.2)
Change in agents’ balances and premium receivable	1.1	56.8
Change in reinsurance receivables	8.0	1.4
Change in deferred policy acquisition costs	3.1	6.3
Change in other assets	16.8	8.9
Change in unpaid losses and loss adjustment expenses	(14.2)	8.9
Change in unearned premium	(9.9)	(46.0)
Change in other liabilities	(7.6)	(6.8)
Net cash provided by operating activities	21.8	57.0
Investing Activities:
Purchases of fixed maturities	(78.1)	(99.9)
Purchases of equity securities	—	(7.6)
Purchases of short-term investments	—	(1.6)
Purchases of property and equipment	(2.0)	(6.0)
Maturities and redemptions of fixed maturities	36.8	47.9
Maturities and redemptions of short-term investments	—	1.0
Proceeds from sale of fixed maturities	29.0	25.3
Proceeds from sale of equity securities	9.0	10.2
Net cash used in investing activities	(5.2)	(30.8)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	0.1
Principal payments under capital lease obligations	(0.1)	(0.1)
Acquisition of treasury stock	(4.9)	(1.3)
Dividends paid to shareholders	(6.3)	(5.7)
Net cash used in financing activities	(11.3)	(7.1)
Net increase in cash and cash equivalents	5.2	19.2
Cash and cash equivalents at beginning of period	102.4	73.6
Cash and cash equivalents at end of period	$107.6	$92.8

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Twelve months ended December 31,
	2017	2016
	(unaudited)	(audited)
Operating Activities:
Net earnings	$45.4	$43.1
Adjustments:
Depreciation	16.3	14.6
Amortization	21.5	20.4
Net realized gains on investments	(2.2)	(3.1)
Loss on disposal of property and equipment	0.0	0.6
Share-based compensation expense	4.6	2.3
Excess tax benefits from share-based payment arrangements	—	0.2
Activity related to rabbi trust	0.2	0.1
Change in accrued investment income	(0.6)	(0.2)
Change in agents’ balances and premium receivable	(12.9)	16.4
Change in reinsurance receivables	(10.7)	(0.2)
Change in deferred policy acquisition costs	2.8	2.0
Change in other assets	3.9	9.8
Change in unpaid losses and loss adjustment expenses	29.6	15.5
Change in unearned premium	13.2	(2.3)
Change in other liabilities	14.8	(13.7)
Net cash provided by operating activities	126.0	105.4
Investing Activities:
Purchases of fixed maturities	(490.7)	(479.0)
Purchases of equity securities	(1.9)	(7.6)
Purchases of short-term investments	(3.0)	(9.9)
Purchases of property and equipment	(4.6)	(21.7)
Maturities and redemptions of fixed maturities	218.6	163.8
Maturities and redemptions of short-term investments	0.9	2.3
Proceeds from sale of fixed maturities	192.4	290.9
Proceeds from sale of equity securities	16.0	12.2
Proceeds from sale of short-term investments	2.4	9.3
Proceeds from sale of property and equipment	0.0	0.0
Net cash used in investing activities	(69.8)	(39.9)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.3	0.3
Principal payments under capital lease obligations	(0.5)	(0.5)
Acquisition of treasury stock	(15.5)	(12.0)
Dividends paid to shareholders	(25.5)	(23.0)
Net cash used in financing activities	(41.3)	(35.2)
Net increase in cash and cash equivalents	14.8	30.3
Cash and cash equivalents at beginning of period	92.8	62.5
Cash and cash equivalents at end of period	$107.6	$92.8

Definitions of Non-GAAP Financial and Operating Measures
Net earnings excluding realized gains Management uses net earnings excluding realized gains as a measure to evaluate the insurance business. The Company believes that net earnings excluding realized gains provides investors a valuable measure of the performance without being obscured by the net effect of realized capital gains and losses, which can be volatile on a quarterly basis. Net earnings is the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid and is calculated by deducting losses and loss adjustment expenses and commissions and other underwriting expenses from earned premium. Management uses underwriting income to measure the success of its pricing and underwriting strategies. It is useful for investors to evaluate the components of our profitability separately from investments. Net earnings is the most comparable GAAP measure.
Below is a schedule that reconciles net earnings to net earnings excluding realized gains and underwriting income:

	Three months ended December 31,		Twelve months ended December 31,
(in millions, except EPS)	2017	2016	2017	2016

Net earnings	$14.7	$21.6	$45.4	$43.1

Less:
Realized gains on investments, pre-tax	0.3	1.9	2.2	3.1
Provision for income taxes on capital gains	(0.1)	(0.7)	(0.8)	(1.1)
Realized gains on investments, net of tax	0.2	1.2	1.4	2.0

Net earnings excluding realized gains, after-tax	14.5	20.4	43.9	41.0

Less: Provision for income taxes	(22.6)	(9.9)	(34.6)	(17.9)

Net earnings excluding realized gains, pre-tax	37.2	30.2	78.5	59.0

Less:
Net investment income	9.8	10.4	37.3	35.5
Other income	0.4	0.3	1.4	1.0
Interest expense	(3.5)	(3.5)	(14.0)	(14.0)
Corporate general and administrative expenses	(2.9)	(2.4)	(9.8)	(7.9)
Other expenses	(0.8)	(0.3)	(2.5)	(1.7)

Underwriting income	$34.2	$25.7	$66.1	$46.1

Net earnings per diluted share	$1.34	$1.95	$4.10	$3.88
Less: Realized gains on investments, net of tax	0.02	0.11	0.13	0.18
Net earnings excluding realized gains per diluted share	$1.32	$1.84	$3.97	$3.70

Gross written premium is the amount of premium charged for policies issued during a fiscal period (including assumed premium). Management uses gross written premium as a measure of production levels. Earned premium is the most comparable GAAP measure.
Below is a schedule that reconciles earned premium to gross written premium:

	Three months ended December 31,		Twelve months ended December 31,
(in millions)	2017	2016	2017	2016

Earned premium	$345.9	$372.6	$1,371.3	$1,391.7
Less: Change in unearned premium	9.9	45.9	(15.5)	(0.8)
Net written premium	335.9	326.7	1,386.9	1,392.5
Less: Ceded reinsurance	(4.7)	(2.4)	(10.4)	(9.0)
Gross written premium	$340.6	$329.1	$1,397.3	$1,401.4
Tangible capital is defined as total capital (long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles total capital to tangible capital:

(in millions)	December 31, 2017	December 31, 2016

Total capital	$995.3	$974.2
Less: Goodwill	75.3	75.3
Tangible capital	$920.0	$898.9
Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”
About Infinity
Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a provider of personal and commercial automobile insurance primarily meeting the needs and choices of urban and Hispanic customers. Its products are offered through a network of approximately 10,600 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.
Source:     Infinity Property and Casualty Corporation
2201 4th Avenue N
Birmingham, AL 35203
Contact:    James Whatley
Director, Corporate Accounting
james.whatley@ipacc.com
(205) 803-8346